Exhibit 99.2

Transmeridian Exploration to Review Strategic Alternatives

Houston, Texas (PRIME NEWSWIRE) March 15, 2007 – Transmeridian Exploration Incorporated (AMEX: TMY) today announced that it plans to review strategic alternatives for its South Alibek field in Western Kazakhstan. The field represents substantially all of the assets of the company. Strategic alternatives include the sale of a partial or complete interest in the field, a farm-in arrangement or a sale of the company in its entirety. The company has held discussions with potential strategic partners, including discussions initiated by such parties, and has executed confidentiality arrangements with certain of those parties.

“We believe the current market value of our common stock does not adequately reflect the value of the company’s investment in the South Alibek field,” commented Lorrie T. Olivier, President and Chief Executive Officer, “and we are committed to maximizing the value of that investment for our stockholders. We believe that everything we have done to date, including drilling exploratory and development wells, conducting geologic and engineering studies, building processing and other infrastructure in the field, obtaining access to the regional pipeline system and negotiating a long-term production contract, has increased the value of the field. In addition, we believe that our current development strategy will yield positive results from a production, reserves and value creation standpoint. While we will continue to conduct those development activities, we will at the same time actively review strategic alternatives that will enable our stockholders to realize a return that is more reflective of the true value of the field.”

There can be no assurance that the review of strategic alternatives will result in any agreements or transactions. The company does not intend to disclose developments with respect to the review of strategic alternatives unless and until its Board of Directors has made a decision regarding a specific course of action.

About Transmeridian Exploration Incorporated

Transmeridian Exploration Incorporated is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. The company primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian Exploration currently has projects in Kazakhstan and southern Russia and is pursuing additional projects in the Caspian Sea region.

For more information please contact the following:

Lorrie T. Olivier, CEO

Earl W. McNiel, CFO

397 N. Sam Houston Pkwy E., Suite 300

Houston, Texas 77060

Phone: (281) 999-9091

Fax: (281) 999-9094

E-mail: tmei@tmei.com

Website: www.tmei.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and other filings with the Securities and Exchange Commission (SEC). Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. The Company discloses proved reserves in its annual filings that comply with SEC definitions. The use of the terms “reserves” or “resources” in this press release may include quantities of oil that are not yet classified as proved according to SEC definitions and which SEC guidelines may not allow us to include in filings with the SEC.